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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             June 7, 2006

SOUTHWEST CASINO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN	55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 29, 2006, Southwest entered into an employment agreement with Tracie L. Wilson under which she will serve as the company’s Chief Financial Officer. Under the agreement, Ms. Wilson is an “at will” employee and will receive a salary of $140,000 per year and be eligible for discretionary bonuses as determined by the CEO and President and approved by the Compensation Committee of Southwest’s Board of Directors. In addition, Ms. Wilson received an option to purchase 50,000 shares of Southwest Casino Corporation common stock at a price of $0.75 per share. The option was granted under and is subject to the terms of Southwest’s 2004 Stock Incentive Plan. The option vests in equal amounts each quarter over the next three years. The option will remain exercisable until June 28, 2016. The agreement also provides that Ms. Wilson will receive payments equal to not less than six months salary if her employment is terminated in connection with a change in control of Southwest.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Chief Financial Officer

Effective June 7, 2006, the Board of Directors of Southwest Casino Corporation appointed Tracie L. Wilson as the company’s Chief Financial Officer.

Before joining Southwest, Ms. Wilson served as a consultant to and, most recently, as the Director of Financial Reporting for Lakes Entertainment, Inc. where she worked since January 2005. From December 1999 through December 2004, Ms. Wilson held positions as Director of Finance and as Vice President of Finance and Treasurer of Netco Communications Corporation, a global network information technology company. Before joining Netco Communications, Ms. Wilson served as a CPA in the public accounting firms of Grant Thornton LLP and Deloitte & Touche LLP from 1989 to 1999. Ms. Wilson is a Certified Public Accountant and received a Bachelor of Science in Business from the University of Colorado. No family relationships exist between Ms. Wilson and any of the directors or executive officers of the company, nor does Ms. Wilson have any direct or indirect material interest in any transaction with Southwest.

On June 29, 2006, Southwest entered into an employment agreement with Ms. Wilson under which she is an “at will” employee and will receive a salary of $140,000 per year and be eligible for discretionary bonuses as determined by the CEO and President and approved by the Compensation Committee of Southwest’s Board of Directors. In addition, Ms. Wilson received an option to purchase 50,000 shares of Southwest Casino Corporation common stock at a price of $0.75 per share. The option was granted under and is subject to the terms of Southwest’s 2004 Stock Incentive Plan. The option vests in equal amounts each quarter over the next three years. The option will remain exercisable until June 28, 2016. The agreement also provides that Ms. Wilson will receive payments equal to not less than six months salary if her employment is terminated in connection with a change in control of Southwest.

Resignation of Chief Financial Officer

In connection with the hiring of Ms. Wilson, Thomas E. Fox resigned as Chief Financial Officer of the company on June 7, 2006. Mr. Fox continues to serve Southwest as its President and Chief Operating Officer.

Item 7.01               Regulation FD Disclosure

On July 5, 2006, Southwest Casino Corporation issued a press release announcing the hiring of Tracie L. Wilson as the company’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(c)   Exhibits.

Exhibit No.	Description	Method of Filing
99.1	Southwest Casino Corporation Press Release issued July 5, 2006	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: July 5, 2006

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President